Exhibit 99.6

Execution Version

Gaming and Leisure Properties, Inc.

10,530,624 Shares

Common Stock ($0.01 par value per share)

Underwriting Agreement

May 18, 2016

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

and

Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, New York 10152

Ladies and Gentlemen:

Certain shareholders named in Schedule 3 hereto (the “Selling Shareholders”) of Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”), propose to sell to you (the “Underwriters”), an aggregate of 10,530,624 shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) set forth on Schedule 1 hereto (the “Shares”). The shares of Common Stock to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

The Company and the Selling Shareholders, as and where applicable, hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement.

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3, File No. 333-210423, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of certain securities, including the Shares. Such registration statement (the “Registration Statement”), as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the financial statements, exhibits and schedules thereto at such time and the documents incorporated or deemed to be incorporated by reference therein pursuant to

Rule 430A or 430B under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”). The preliminary prospectus supplement dated May 18, 2016 describing the Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References in this underwriting agreement (this “Agreement”) to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. References in this Agreement to the Registration Statement, the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

(b) The “Pricing Disclosure Package ” shall mean collectively: (i) the Preliminary Prospectus, dated May 18, 2016 as amended or supplemented prior to the Applicable Time, (ii) the pricing information set forth on Annex A hereto, which may be conveyed orally by the Underwriters to the purchasers of the Shares at the Applicable Time and (iii) any Issuer Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time that is intended for general distribution to prospective investors (other than a “bona fide electronic road show” as defined in Rule 433), as evidenced by it being specified on Annex A hereto.

(c) “Applicable Time” means 4:00 p.m. New York City time on May 18, 2016, the time when sales of Shares were first made.

2. Purchase of the Shares by the Underwriters.

(a) Each of the Selling Shareholders agree, severally and not jointly, to sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at a purchase price per share of $31.32 (the “Purchase Price”), the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite such Underwriter’s name in Schedule 1 hereto and the denominator of which is the aggregate number of Shares to be purchased by all the Underwriters from all of the Selling Shareholders hereunder. The Selling Shareholders will not be obligated to deliver any of the Shares except upon payment for all the Shares to be purchased as provided herein.

(b) The Underwriters hereby advise the Selling Shareholders and the Selling Shareholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package.

The Selling Shareholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Shareholders to the Underwriters, at the offices of Cahill, Gordon & Reindel LLP at 10:00 A.M., New York City time, on May 24, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriters and the Selling Shareholders may agree upon in writing. The time and date of such payment for the Shares is referred to herein as the “Closing Date”.

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriters for the respective accounts of the several Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. The Company, through the facilities of The Depository Trust Company (“DTC”), shall deliver, or cause to be delivered, to the Underwriters the Shares on the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the Purchase Price, unless the Underwriters shall otherwise instruct. The certificates for the Shares, if any, will be made available for inspection and packaging by the Underwriters at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(d) Each of the Company and the Selling Shareholders acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person. Additionally, no Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by any Underwriter of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter, as the case may be, and shall not be on behalf of the Company, the Selling Shareholders or any other person.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter, as of the date of this Agreement and as of the Closing Date that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time did not, and as of the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, if any, which constitute part of the Pricing Disclosure Package and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and when taken together with the Preliminary Prospectus accompanying, or delivered, prior to the delivery of, such Issuer Free Writing Prospectus did not at the Applicable Time, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the

Company’s knowledge, threatened by the Commission. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission or amended, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their respective operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries, and presents fairly in all material respects the information shown thereby.

(g) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) No Material Adverse Change. Since December 31, 2015, there has not been (i) any change in the capital stock (other than the issuance of Common Stock relating to awards under the Company’s equity incentive plan), or any change in long-term debt of the Company or any of its subsidiaries, (ii) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than dividends that have been publicly disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or (iii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, condition (financial or otherwise), results of operations or business prospects of the Company and its subsidiaries, taken as a whole; except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Organization and Good Standing. The Company and each of its subsidiaries have been duly incorporated or formed, as applicable, and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation, as applicable, are duly qualified to do business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are in good standing (where such concept is recognized under the laws of the jurisdiction in which it is organized or formed) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have requisite corporate, limited liability company or limited partnership, as applicable, power and authority necessary to own or lease their respective properties and to conduct the businesses described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, condition (financial or otherwise), results of operations or business prospects of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K.

(j) Capitalization. All the outstanding shares of capital stock or other equity interests of the Company (including the Shares to be sold by the Selling Shareholders) and each of its subsidiaries owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non assessable (to the extent that these concepts apply in the case of non-corporate subsidiaries), are owned directly or indirectly by the Company free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for Liens pursuant to, or not prohibited by, the Credit Agreement, dated as of October 28, 2013, as amended by Amendment No. 1, dated as of July 31, 2015, as further amended by the First Amendment to Amendment No. 1, dated as of March 25, 2016, and as further amended by the Consent and Amendment to Credit Agreement, dated as of April 8, 2016, among GLP Capital, L.P., a Pennsylvania limited partnership, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as may be amended from time to time, the “Credit Agreement”), and are not subject to any pre-emptive or similar rights. Except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. The capital stock of the Company conforms in all material respects to the description thereof contained in, as applicable, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k) Due Authorization of Underwriting Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(l) [Reserved]

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) [Reserved]

(o) Descriptions of the Underwriting Agreement and Other Agreements. This Agreement and the Pinnacle Master Lease (each as referenced in the Registration Statement, the Pricing Disclosure Package and the Prospectus) conforms in all material respects to the description thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) No Violation or Default. Neither the Company nor any of its significant subsidiaries, as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (each, a “Significant Subsidiary”) is (i) in violation of its respective charter or by-laws or similar organizational documents, as the case may be; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation applicable to the Company or any subsidiary of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any subsidiary, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the compliance by the Company with the terms of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or to which any of their respective properties or assets is subject, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries, (iii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any of the Company’s subsidiaries (other than its Significant Subsidiaries), except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries, with the exception of the creation or imposition of any lien, charge or encumbrance pursuant to, or not prohibited by, the Credit Agreement or (v) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any subsidiary, except for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required by or with respect to the Company for the execution, delivery and performance by the Company of this Agreement, the compliance by the Company with the terms of this Agreement and the consummation of the transactions contemplated by this Agreement, except (i) such filings as may be required under the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) the registration of the Shares under the Securities Act, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained, (iv) post-closing notices to certain state regulatory bodies that the transactions contemplated by this Agreement have been consummated, (v) such approvals, registrations, notices and qualifications as may be required under applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Shares by the Underwriters and (vi) filings with, notices to or approvals from the applicable gaming authorities, which have been made or obtained or will be obtained at or prior to the Closing Date.

(s) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party that, or to which any property, right or asset of the Company or any of its subsidiaries is the subject of that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such Actions are threatened by any governmental or regulatory authority or by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t) Independent Accountants. Ernst & Young LLP (“Ernst & Young”) who have certified certain financial statements of the Company and its subsidiaries that are incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and claims except those that (i) are described in the Registration Statement, Pricing Disclosure Package and the Prospectus, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Intellectual Property. (i) The Company and each of its subsidiaries own or have sufficient rights to use (A) to its knowledge, all patents and patent applications, and (B) all trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the operation of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) to the knowledge of the Company, the Company’s and each of its subsidiaries’ conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and each of its subsidiaries have not received any written notice of any infringement claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and each of its subsidiaries is not being infringed, misappropriated or otherwise violated by any person, except in the case of each of clauses (i)-(iv) where the failure to own or have the right to use such Intellectual Property or such infringement, misappropriation or violation (if the subject of an unfavorable ruling or decision as to the Company or any of its subsidiaries) would not reasonably be expected to have a Material Adverse Effect.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(x) Investment Company Act. The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. The Company and each of its subsidiaries have paid all federal, state, local and foreign taxes and timely filed all tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions), except where the failure to so pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Licenses and Permits. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries have received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization which, individually or in the aggregate, if the subject of an unfavorable ruling or decision as to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(aa) No Labor Disputes. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) Compliance With Environmental Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries (x) to the knowledge of the Company, are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) to the knowledge of the Company, have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) to the knowledge of the Company, have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; and (iii) to the knowledge of the Company, there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(cc) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption, and except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the

Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to have caused the loss of such qualification and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) REIT Status. The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and the Company’s current and proposed method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Code. The Company has qualified and continues to qualify and has taken all necessary action to be treated, effective beginning with the year ended December 31, 2014, as a REIT under the Code, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2016, and in the foreseeable future (based on current law).

(ee) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of it disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions will be executed in accordance with management’s general or specific authorizations; (ii) transactions will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets will be compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration

Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, based on the Company’s most recent evaluation of its internal controls over reporting pursuant to Rule 13a-15(c) of the Exchange Act, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(gg) Insurance. The Company and its subsidiaries are, in the reasonable judgment of the Company, insured by insurers of recognized financial responsibility (determined as of the date such insurance was obtained) against such losses and risks (other than wind and flood damage) and in such amounts as are prudent and customary in the reasonable judgment of the Company in the businesses in which it is engaged, except to the extent that such insurance is not available on commercially reasonable terms.

(hh) No Unlawful Payments. Neither the Company nor any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person while acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), the Bribery Act 2010 of the United Kingdom (the “Bribery Act”) or similar laws in other jurisdictions in which the Company or its subsidiaries conduct operations; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company, each of its subsidiaries, and to the knowledge of the Company, their controlled affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA, the Bribery Act and similar laws in other jurisdictions in which the Company or its subsidiaries conduct operations.

(ii) Compliance with Money Laundering Laws. The operations of the Company and each of its subsidiaries are conducted and have been conducted for the prior five years (or, if later, since the date of formation) in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and applicable money laundering statutes of all jurisdictions in which the Company or its subsidiaries conduct operations and the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and none of the Company or any of its subsidiaries is located, organized or in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions in violation of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(kk) No Restrictions on Subsidiaries. With the exception of any restrictions or limitations imposed by applicable gaming laws or as prohibited by the Credit Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ll) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares to be sold by the Selling Shareholders hereunder that has not been waived.

(mm) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(nn) [Intentionally Omitted]

(oo) Industry Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the industry statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(pp) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq) Status under the Securities Act. At the time of filing the Registration Statement, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not, and is not, an “ineligible issuer” and the Company is a well-known seasoned issuer, in each case as defined under Rule 405 under the Securities Act.

4. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter, as of the date of this Agreement and as of the Closing Date, that:

(a) Accurate Disclosure. Neither the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this Section 4(a) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Shareholder Information”); such Selling Shareholder is not prompted to sell the Shares to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Pricing Disclosure Package or the Prospectus.

(b) Organization and Good Standing. Such Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder.

(c) Due Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(d) Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Shares to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject or (ii) result in any violation of (x) the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or (y) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, except, in the case of (i) and (ii)(y), for any such conflict, breach or default that would not have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder.

(e) Valid Title. Such Selling Shareholder has, and at the Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

(f) Delivery of Shares. Upon payment of the Purchase Price for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such nominee), and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Shares and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(g) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(h) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws or the rules of FINRA.

(i) No Registration or Other Similar Rights. Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement other than those rights that have been disclosed in the Registration Statement, Pricing Disclosure Package or the Prospectus.

(j) No Free Writing Prospectuses. Such Selling Shareholder has not prepared, and will not prepare, or have prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed, and will not distribute, any written materials in connection with the offer or sale of the Shares.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, will file any Issuer Free Writing Prospectus that relates to the offering of the Shares to the extent required by Rule 433 under the Securities Act; during the Prospectus Delivery Period (as defined below) the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) that relates to the offering of the Shares to the Underwriters in New York City prior to 5:00 P.M., New York City time, on the business day next succeeding the date of this Agreement. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Delivery of Copies. The Company will deliver, without charge, (i) to the Underwriters, one copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, and (ii) to each Underwriter a conformed copy of the Registration Statement as originally filed and each amendment thereto, (excluding exhibits and consents filed therewith).

(d) Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will within a reasonable amount of time in advance of filing such report, furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters reasonably objects.

(e) Notice to the Underwriters. The Company will advise the Underwriters promptly (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prosıpectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, and of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, in the judgment of the Company and its counsel; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or, to the knowledge of the Company, the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(f) Pricing Disclosure Package. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, in each case, (A) in the judgment of the Company and its counsel, the Company will promptly notify the Underwriters thereof, or (B) in the reasonable judgment of the Underwriters and their counsel, the Underwriters will promptly notify the Company thereof and the Company shall prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the Pricing Disclosure Package as so amended or supplemented (including such documents incorporated by reference therein) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that the Pricing Disclosure Package as so amended or supplemented will comply with applicable law.

(g) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented, including such documents to be incorporated by reference, will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(h) Blue Sky Compliance. The Company will cooperate with the Underwriters in arranging to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or take any action that would subject it to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i) Earning Statement. The Company will make generally available to its security holders and the Underwriters as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(j) Clear Market. For a period of 30 days after the date of the Prospectus (the “Restricted Period”), the Company will not (i) pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iii) the grant of stock options, restricted stock, restricted stock units or other equity awards to employees, consultants or directors pursuant to the terms of an equity plan in effect as of the date of the Pricing Disclosure Package as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (a) such trading plan does not provide for the transfer of Common Stock during the Restricted Period and (b) no public announcement or filing under the Exchange Act regarding the establishment of such trading plan shall be required or voluntarily made by or on behalf of the Company during the Restricted Period, (v) the filing of a registration statement on Form S-4 relating to an acquisition of or merger with a real property company; provided that the aggregate number of securities registered under such registration statement does not exceed 5% of the total number of shares of Common Stock outstanding on a fully diluted basis as of the date of this Agreement and provided, further, that the Company shall cause each recipient of such shares, on or prior to the issuance of any such shares of Common Stock pursuant to such registration statement, to agree in writing to be bound by the terms of this Section 5(i) for the balance of the Restricted Period, (vi) a registration statement on Form S-8 (including any amendments or supplements thereto) relating to securities granted or to be granted pursuant to the Company’s equity incentive plans or employee stock purchase plans or any assumed employee benefit plan disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (vii) the issuance of shares of Common Stock or limited liability company units of the GLP Capital, L.P. (“OP Units”) in connection with acquisitions of real property or real property companies; provided that the aggregate number of shares of Common Stock and OP Units issued during the Restricted Period pursuant to this clause (vii) does not exceed 5% of the total number of shares of Common Stock outstanding on a fully diluted basis as of the date of this Agreement and provided, further, that the Company shall cause each recipient of such shares, on or prior to the issuance of any such shares of Common Stock, to agree in writing to be bound by the terms of this Section 5(i) for the balance of the Restricted Period, or (viii) any action to be taken by the Company with regard to Pinnacle equity awards as set forth in that certain Agreement and Plan of Merger, dated as of July 20, 2015 (the “Merger Agreement”), by and among the Company, Gold Merger Sub, LLC, a Delaware limited liability company, and Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”), pursuant to which the Company acquired all of the outstanding equity interests of Pinnacle (the “Acquisition”) or that certain employee matters agreement entered into in connection with the Acquisition (the “Employee Matters Agreement”).

(k) [Reserved]

(l) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Exchange Listing. The Company will use its reasonable best efforts to maintain the listing of the Shares on the Nasdaq Global Select Market (“Nasdaq”).

6. Certain Agreements of the Selling Shareholders. Each of the Selling Shareholders covenants and agrees with each Underwriter that:

(a) Tax Form. Such Selling Shareholder will deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(b) Use of Proceeds. Such Selling Shareholder will not directly or indirectly knowingly use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions or (ii) to fund or facilitate any unlicensed activities of or business in any country currently the subject of Sanctions.

7. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that it has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) that is required to be filed with the Commission other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and each of its officers and each of the Selling Shareholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the Exchange Act (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), and the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Underwriters shall have received on and as of the Closing Date, (x) a certificate of the chief financial officer or chief accounting officer of the Company (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct and (ii) confirming that, except for representations and warranties of the Company that speak as of a particular date (which representations and warranties are true and correct as of such date), the other representations and warranties of the Company in this Agreement are true and correct in all respects, as of the Closing Date, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of each of the Selling Shareholders, in form and substance reasonably satisfactory to the Underwriters, confirming that the representations of such Selling Shareholders set forth in this Agreement are true and correct and that such Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst &Young shall have furnished to the Underwriters, at the request of the Company, letters with respect to the Company and its subsidiaries, dated the date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(g) Opinions and Negative Assurance Letters of Counsel for the Company and the Selling Shareholders.

(i) Goodwin Procter LLP, counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex B-1 hereto.

(ii) Goodwin Procter LLP, tax counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, a written tax opinion, dated the Closing Date, addressed to the Underwriters in form and substance reasonably satisfactory to the Underwriters. In rendering such opinion, Goodwin Procter LLP may rely upon representations and covenants of duly appointed officers of the Company and its subsidiaries (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practices.

(iii) Ballard Spahr, Pennsylvania counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex B-2 hereto.

(iv) Willkie Farr & Gallagher LLP, as counsel for the Selling Shareholders, shall have furnished to the Underwriters, at the request of the Selling Shareholders, their written opinion, dated the Closing Date, and addressed to the Underwriters, to the effect set forth in Annex B-3 hereto.

(h) Opinion and Negative Assurance Letter of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date an opinion and negative assurance letter, addressed to the Underwriters, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the issuance or sale of the Shares.

(j) Good Standing. The Underwriters shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and GLP Capital, L.P. in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Exchange Listing. The Shares to be delivered on the Closing Date shall have been approved for listing on the Nasdaq subject to official notice of issuance.

(l) Lock-up Agreements. The Company shall have furnished to the Underwriters the “lock-up” agreements, each substantially in the form of Exhibit A hereto, executed by the officers of the Company listed on Schedule 2 and each such agreement shall be in full force and effect on the Closing Date.

(m) Additional Documents. On or prior to the Closing Date the Company and the Selling Shareholders shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements contained herein.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of the Underwriters by the Selling Shareholders. Each of the Selling Shareholders severally in proportion to the number of Shares to be sold by such Selling Shareholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, provided that the Selling Shareholder shall be liable only to the extent that such untrue statement or omission or alleged untrue statement or omission has been made in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Pricing Disclosure Package in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of such Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Shares sold by such Selling Shareholder hereunder.

(c) Indemnification of the Company and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Shareholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the following paragraphs in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter: the first sentence of the first paragraph under the heading “Commissions and Discounts” and the second paragraph under the heading “Price Stabilization, Short Positions” in the section entitled “Underwriting” in the Final Prospectus Supplement.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by the Selling Shareholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such Indemnifying Party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b), and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Shareholders from the sale of the Shares and the total discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if the amount of such contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Shareholders or Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The provisions of this Section 9 shall not affect any agreement between the Company and the Selling Shareholders with respect to indemnification.

10. Effectiveness of Agreement. This Agreement shall become effective upon execution and delivery hereof by the parties hereto.

11. Termination. This Agreement may be terminated in the discretion of the Underwriters, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited by either of the New York Stock Exchange, or the Nasdaq; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any such exchanges or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Shareholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholders may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company, and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Shareholders shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company and the Selling Shareholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection, as applicable; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free

Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and the Company’s independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (v) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares in an amount not to exceed $10,000, as applicable, (vi) the cost of preparing stock certificates, if any, (vii) the costs and charges of any transfer agent and any registrar; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors provided that private aircraft travel expenses incurred in connection with such “road show” and other meetings shall be allocated 50% to the Company, on one hand, and 50% to the Underwriters on the other hand, and the Company, on one hand, and the Underwriters in the aggregate (but severally as to their portion) on the other hand, shall each pay their own expenses for all other travel expenses, as applicable; and (x) all expenses and fees in connection with any filings to be made with Nasdaq and FINRA. Except as provided in Section 9 and in this Section 13, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or the Selling Shareholders for any reason fails to tender the Shares for delivery to the Underwriters (other than solely by reason of a default by the Underwriters of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith) or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters (other than a defaulting underwriter) for all documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

(c) The provisions of this Section 13 shall not affect any agreement that the Company and the Selling Shareholders may have made or make for the sharing of such costs and expenses, including the Investor Rights Agreement, by and among the Company and FIF V PFD LLC, dated as of November 1, 2013.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to in Section 9 hereof, the officers and directors of the Company referred to herein, and the officers, directors and affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Miscellaneous.

(a) [Reserved].

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to them at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730), J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179 (fax 212-622-8358); Attention: Equity Syndicate Desk and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no: (212) 214-5918). Notices to the Company shall be given to them at Gaming and Leisure Properties, Inc., 825 Berkshire Blvd., Suite 400, Wyomissing, Pennsylvania 19610, Attention: Chief Financial Officer; with a copy to Goodwin Proctor LLP, 620 Eighth Avenue, New York, NY 10018, Attention: Gilbert G. Menna and James Barri. Notices to the Selling Shareholders shall be given to them at Fortress Investment Group LLC, 1345 Avenue of the Americas, Floor 46, Attention: General Counsel; with a copy to Willkie Farr and Gallagher, 787 Seventh Avenue, New York, NY 10019, Attention: Cristopher Greer.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive). Each party irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each party agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the parties.

(e) Waiver of Jury Trial. The Company and each of the Underwriters hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Gaming and Leisure Properties, Inc.

By:	/s/ Brandon J. Moore
	Name:	Brandon J. Moore
	Title:	SVP, General Counsel & Secretary

[Signature Page to Underwriting Agreement]

FIG LLC

	By:	/s/ David N. Brooks
David N. Brooks
Secretary

FORTRESS INVESTMENT FUND V (GLPI SISTERCO A) LP
FORTRESS INVESTMENT FUND V (GLPI SISTERCO D) LP
FORTRESS INVESTMENT FUND V (GLPI SISTERCO E) LP

By:	Fortress Fund V GP L.P., its general partner

By:	Fortress Fund V GP Holdings Ltd., its general partner

	By:	/s/ Demetrios Tserpelis
Demetrios Tserpelis
Chief Financial Officer

FORTRESS INVESTMENT FUND V (GLPI SISTERCO B) LP
FORTRESS INVESTMENT FUND V (GLPI SISTERCO C) LP
FORTRESS INVESTMENT FUND V (GLPI SISTERCO F) LP

By:	Fortress Fund V GP (BCF) L.P., its general partner

By:	Fortress Fund V GP (BCF) Holdings Ltd., its general partner

	By:	/s/ Demetrios Tserpelis
Demetrios Tserpelis
Chief Financial Officer

[Signature Page to Underwriting Agreement]

FORTRESS INVESTMENT FUND V (COINVESTMENT GLPI SISTERCO A) LP
FORTRESS INVESTMENT FUND V (COINVESTMENT GLPI SISTERCO D) LP

By:	Fortress Fund V GP L.P., its general partner

By:	Fortress Fund V GP Holdings Ltd., its general partner

	By:	/s/ Demetrios Tserpelis
Demetrios Tserpelis
Chief Financial Officer

FORTRESS INVESTMENT FUND V (COINVESTMENT GLPI SISTERCO B) LP
FORTRESS INVESTMENT FUND V (COINVESTMENT GLPI SISTERCO C) LP
FORTRESS INVESTMENT FUND V (COINVESTMENT GLPI SISTERCO F) LP

By:	Fortress Fund V GP (BCF) L.P., its general partner

By:	Fortress Fund V GP (BCF) Holdings Ltd., its general partner

	By:	/s/ Demetrios Tserpelis
Demetrios Tserpelis
Chief Financial Officer

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Evan Ladouceur
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:	/s/ Eddy Allegaert
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Authorized Signatory

[Signature Page to the Underwriting Agreement]

SCHEDULE 1

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,510,208
J.P. Morgan Securities LLC	3,510,208
Wells Fargo Securities, LLC	3,510,208

Total	10,530,624

Sch. 1-1

SCHEDULE 2

Persons Delivering Lock-Up Agreements

Peter M. Carlino

William J. Clifford

Steven T. Snyder

Desiree Burke

Brandon J. Moore

Sch. 2-1

SCHEDULE 3

Selling Shareholders

FIG LLC

Fortress Investment Fund V (GLPI SisterCo A) LP

Fortress Investment Fund V (GLPI SisterCo D) LP

Fortress Investment Fund V (GLPI SisterCo E) LP

Fortress Investment Fund V (GLPI SisterCo B) LP

Fortress Investment Fund V (GLPI SisterCo C) LP

Fortress Investment Fund V (GLPI SisterCo F) LP

Fortress Investment Fund V (Coinvestment GLPI SisterCo A) LP

Fortress Investment Fund V (Coinvestment GLPI SisterCo D) LP

Fortress Investment Fund V (Coinvestment GLPI SisterCo B) LP

Fortress Investment Fund V (Coinvestment GLPI SisterCo C) LP

Fortress Investment Fund V (Coinvestment GLPI SisterCo F) LP

Sch. 3-1

ANNEX A

a. Pricing Disclosure Package

None.

b. Pricing Information Provided Orally by Underwriters

Price per share to the public: The public offering price per share is, as to each investor, the price paid by such investor.

Number of Shares offered: 10,530,624 Shares

Ann. A-1